UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QVC, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2414041
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1200 Wilson Drive

West Chester, Pennsylvania 19380

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.250% Senior Secured Notes due 2068	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-233799

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 6.250% Senior Secured Notes due 2068 of QVC, Inc. (the “Registrant”) is set forth under the caption “Description of Notes” in the prospectus supplement dated November 19, 2019 (the “Prospectus Supplement”) to the base prospectus (the “Base Prospectus”), dated October 3, 2019 and filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on November 21, 2019 (the Base Prospectus, as supplemented by the Prospectus Supplement, the “Prospectus”), which Prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-233799), which was filed with the Securities and Exchange Commission on September 17, 2019 and declared effective on October 3, 2019.  The Prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

4.1

Indenture, dated September 13, 2018, by and among QVC, Inc., as issuer, the guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A, as filed on September 13, 2018)

4.2

Second Supplemental Indenture, dated November 26, 2019 by and among QVC, Inc., as issuer, Affiliate Investment, Inc., Affiliate Relations Holdings, Inc., AMI 2, Inc., ER Marks, Inc., QVC Global Holdings I, Inc., QVC Global Holdings II, Inc., QVC Rocky Mount, Inc., QVC San Antonio, LLC, QVC Deutschland GP, Inc., HSN, Inc., HSNi, LLC, HSN Holding LLC, AST Sub, Inc., Home Shopping Network En Espanol, L.L.C., Home Shopping Network En Espanol, L.P., H.O.T. Networks Holdings (Delaware) LLC, HSN of Nevada LLC, Ingenious Designs LLC, NLG Merger Corp., Ventana Television, Inc. and Ventana Television Holdings, Inc., as guarantors, and U.S. Bank National Association, as trustee

4.3	Form of 6.250% Senior Secured Notes due 2068

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 26, 2019

QVC, INC.

By:	/s/ John F. Misko
	Name:	John F. Misko
	Title:	Senior Vice President and Controller